                                  Exhibit 99c
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                   FORM 11-K


          [X]     Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

                  For the fiscal year ended December 31, 1995

                                       or


          [_]    Transition Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

 For the transition                                         Commission file
 period from __ to ___                                       number 1-8607

                 BellSouth Enterprises Retirement Savings Plan


                             BELLSOUTH CORPORATION
                          1155 Peachtree Street, N.E.
                          Atlanta, Georgia 30309-3610

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS

Management Savings Plan Committee of the
 BellSouth Enterprises Retirement Savings Plan:

  We have audited the accompanying statements of net assets available for plan benefits of the BellSouth Enterprises Retirement Savings Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

  Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedule and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 24, 1996

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of BellSouth Corporation on Form S-8 (File No. 33-26518) of our report dated June 17, 1996, on our audits of the financial statements of the BellSouth Enterprises Retirement Savings Plan as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and the accompanying financial statement schedule as of December 31, 1995, which report is included in this Annual Report on Form 11-K.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 24, 1996

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1995
                                (IN THOUSANDS)

                          BELLSOUTH         INDEXED INTEREST                 MUTUAL
                            STOCK    BOND    STOCK   INCOME   LOAN  BALANCED  FUND
                            FUND     FUND    FUND     FUND    FUND    FUND   WINDOW   TOTAL
         ASSETS           --------- ------- ------- -------- ------ -------- ------- --------
Allocated share of trust
net assets..............  $132,966  $15,432 $86,917 $78,145  $7,484  $5,498  $10,410 $336,852
Allotments and
contributions
receivable..............     4,102      --      --      --      168     --       --     4,270
Fund, BellSouth Savings
and Security Plan,
BellSouth Management
Savings and Employee
Stock Ownership Plan and
other transfers
receivable--net.........       192      --      --      --      --      --       386      578
                          --------  ------- ------- -------  ------  ------  ------- --------
  Total Assets..........   137,260   15,432  86,917  78,145   7,652   5,498   10,796  341,700
                          --------  ------- ------- -------  ------  ------  ------- --------
      LIABILITIES
Distributions payable...       833      771   3,359   3,078      48      41       20    8,150
Fund, BellSouth Savings
and Security Plan,
BellSouth Management
Savings and Employee
Stock Ownership Plan and
other transfers
payable--net............       --        55     696   2,948      42   1,159      --     4,900
                          --------  ------- ------- -------  ------  ------  ------- --------
  Total Liabilities.....       833      826   4,055   6,026      90   1,200       20   13,050
                          --------  ------- ------- -------  ------  ------  ------- --------
Net Assets Available for
Plan Benefits...........  $136,427  $14,606 $82,862 $72,119  $7,562  $4,298  $10,776 $328,650
                          ========  ======= ======= =======  ======  ======  ======= ========

  The accompanying notes are an integral part of these financial statements.

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1994
                                (IN THOUSANDS)

                          BELLSOUTH         INDEXED INTEREST                 MUTUAL
                            STOCK    BOND    STOCK   INCOME   LOAN  BALANCED  FUND
                            FUND     FUND    FUND     FUND    FUND    FUND   WINDOW  TOTAL
         ASSETS           --------- ------- ------- -------- ------ -------- ------ --------
Allocated share of trust
net assets..............   $74,904  $13,695 $57,402 $68,899  $5,810  $2,091  $4,769 $227,570
Allotments and
contributions
receivable..............       837        6     419      53     --      --      --     1,315
Fund, BellSouth Savings
and Security Plan,
BellSouth Management
Savings and Employee
Stock Ownership Plan and
other transfers
receivable--net.........     7,100      --      --      --      --      --      343    7,443
                           -------  ------- ------- -------  ------  ------  ------ --------
  Total Assets..........    82,841   13,701  57,821  68,952   5,810   2,091   5,112  236,328
                           -------  ------- ------- -------  ------  ------  ------ --------
      LIABILITIES
Distributions payable...       575      141     375     634     --      127      55    1,907
Fund, BellSouth Savings
and Security Plan,
BellSouth Management
Savings and Employee
Stock Ownership Plan and
other transfers
payable--net............       --       347   2,694   3,901     731     354     --     8,027
                           -------  ------- ------- -------  ------  ------  ------ --------
  Total Liabilities.....       575      488   3,069   4,535     731     481      55    9,934
                           -------  ------- ------- -------  ------  ------  ------ --------
Net Assets Available for
Plan Benefits...........   $82,266  $13,213 $54,752 $64,417  $5,079  $1,610  $5,057 $226,394
                           =======  ======= ======= =======  ======  ======  ====== ========

  The accompanying notes are an integral part of these financial statements.

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                         YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                          BELLSOUTH           INDEXED INTEREST                 MUTUAL
                            STOCK     BOND     STOCK   INCOME   LOAN  BALANCED  FUND
                            FUND      FUND     FUND     FUND    FUND    FUND   WINDOW   TOTAL
                          ---------  -------  ------- -------- ------ -------- ------- --------
Net Assets Available for
Plan Benefits, December
31, 1994................  $ 82,266   $13,213  $54,752 $64,417  $5,079  $1,610  $ 5,057 $226,394
                          --------   -------  ------- -------  ------  ------  ------- --------
Employee contributions..     8,090     2,300   11,179   6,451     168     755      --    28,943
Employing company
contributions...........    11,473         8       66      41     --        7      --    11,595
Transfer of
participants' balances--
net.....................   (11,783)     (973)   3,555   4,102   2,341   1,467    4,530    3,239
                          --------   -------  ------- -------  ------  ------  ------- --------
Total Allotments,
Contributions and
Transfers...............     7,780     1,335   14,800  10,594   2,509   2,229    4,530   43,777
Allocated share of Trust
investment activities...    52,830     1,920   21,230   4,742     457     607    1,192   82,978
                          --------   -------  ------- -------  ------  ------  ------- --------
Total Additions.........    60,610     3,255   36,030  15,336   2,966   2,836    5,722  126,755
                          --------   -------  ------- -------  ------  ------  ------- --------
Less: Distributions to
Participants............     6,449     1,862    7,920   7,634     483     148        3   24,499
                          --------   -------  ------- -------  ------  ------  ------- --------
 Net Assets Available
 for Plan Benefits,
 December 31, 1995......  $136,427   $14,606  $82,862 $72,119  $7,562  $4,298  $10,776 $328,650
                          ========   =======  ======= =======  ======  ======  ======= ========



  The accompanying notes are an integral part of these financial statements.

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                         YEAR ENDED DECEMBER 31, 1994
                                (IN THOUSANDS)

                          BELLSOUTH          INDEXED  INTEREST                   MUTUAL
                            STOCK    BOND     STOCK    INCOME    LOAN   BALANCED  FUND
                            FUND     FUND     FUND      FUND     FUND     FUND   WINDOW  TOTAL
                          --------- -------  -------  --------  ------  -------- ------ --------
Net Assets Available for
Plan Benefits, December
31, 1993................   $65,688  $15,202  $60,156  $67,526   $4,880   $  --   $  --  $213,452
                           -------  -------  -------  -------   ------   ------  ------ --------
Employee contributions..     6,688    1,557    7,535    4,956      --       592     --    21,328
Employing company
contributions...........    10,916       46      173       96      --        11     --    11,242
Transfer of
participants' balances--
net.....................     5,619   (2,259)  (9,620)  (9,224)     (39)   1,252   5,112   (9,159)
                           -------  -------  -------  -------   ------   ------  ------ --------
Total Allotments,
Contributions and
Transfers...............    23,223     (656)  (1,912)  (4,172)     (39)   1,855   5,112   23,411
Allocated share of Trust
investment activities...    (1,950)      (1)     819    4,493      260      (33)    --     3,588
                           -------  -------  -------  -------   ------   ------  ------ --------
Total Additions.........    21,273     (657)  (1,093)     321      221    1,822   5,112   26,999
                           -------  -------  -------  -------   ------   ------  ------ --------
Less: Distributions to
Participants............     4,695    1,332    4,311    3,430       22      212      55   14,057
                           -------  -------  -------  -------   ------   ------  ------ --------
 Net Assets Available
 for Plan Benefits,
 December 31, 1994......   $82,266  $13,213  $54,752  $64,417   $5,079   $1,610  $5,057 $226,394
                           =======  =======  =======  =======   ======   ======  ====== ========



  The accompanying notes are an integral part of these financial statements.

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                         YEAR ENDED DECEMBER 31, 1993
                                (IN THOUSANDS)

                             BELLSOUTH         INDEXED INTEREST
                               STOCK    BOND    STOCK   INCOME   LOAN
                               FUND     FUND    FUND     FUND    FUND   TOTAL
                             --------- ------- ------- -------- ------ --------
Net Assets Available for
Plan Benefits, December 31,
1992........................  $45,391  $ 5,891 $21,513 $41,229  $2,346 $116,370
                              -------  ------- ------- -------  ------ --------
Employee contributions......    5,969    1,780   7,892   4,748     --    20,389
Employing company
contributions...............    9,856       79     349     210     --    10,494
Transfer of participants'
balances--net...............   (1,049)   6,692  28,376  20,585   2,532   57,136
                              -------  ------- ------- -------  ------ --------
Allotments, Contributions
and Transfers...............   14,776    8,551  36,617  25,543   2,532   88,019
Allocated share of Trust
investment activities.......    8,621    1,350   4,996   4,433     347   19,747
                              -------  ------- ------- -------  ------ --------
Total Additions.............   23,397    9,901  41,613  29,976   2,879  107,766
                              -------  ------- ------- -------  ------ --------
Less: Distributions to
participants................    3,100      590   2,970   3,679     345   10,684
                              -------  ------- ------- -------  ------ --------
 Net Assets Available for
 Plan Benefits, December 31,
 1993.......................  $65,688  $15,202 $60,156 $67,526  $4,880 $213,452
                              =======  ======= ======= =======  ====== ========


  The accompanying notes are an integral part of these financial statements.

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

1. PLAN DESCRIPTION (WHOLE DOLLARS)--

  The BellSouth Enterprises Retirement Savings Plan (the Plan) was established by BellSouth Corporation (BellSouth) and BellSouth Enterprises, Inc. (BellSouth Enterprises) to provide a convenient way for employees of certain subsidiaries to save for their retirement on a long-term basis and to acquire an ownership interest in BellSouth. Eligible subsidiaries may adopt the Plan by execution of an Adoption Agreement, with the consent of BellSouth. The assets of the Plan are held in the BellSouth Master Savings Trust (the Master Savings Trust) and are commingled with the assets of the BellSouth Management Savings and Employee Stock Ownership Plan and the assets of the BellSouth Savings and Security Plan for investment purposes.

  Highlights of the Plan are described in the Prospectus/Summary Plan Description, as supplemented (SPD), which is available to all participants. A copy of the SPD can be obtained by calling the BellSouth Participant Service Center at 1-800-995-1000. In addition, copies of the Plan, trust agreement and other related documents which include details of the Plan can be obtained by writing to: Secretary, BellSouth Savings Plan Committee, Room 13C09, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

  The following changes were adopted during 1995:

  Effective April 1, 1995, participants are allowed to have two outstanding loans from the Plan. Previously only one outstanding loan at a time was available. In addition, the maximum amount available for a loan will include any amounts rolled over to the Plan from another qualified plan. The amount available for any loan is the lesser of (1) 50% of the total pre-tax account balance and rollover amounts or (2) $50,000 reduced by the highest outstanding loan balance during the last twelve months. The loan payoff period remains two to five years. However, the entire loan balance can be prepaid once the loan has been outstanding for one year. A $5 annual maintenance fee will be charged for loans initiated on or after April 1, 1995. The maintenance fee is in addition to the loan initiation fee of $50.

  The annual administrative fee per participant is $22 in 1995. This represents no change in the fee amount from 1994. This fee will pay for up to four fund transfers, four changes in how participant contributions are invested, and four changes in the percent contributed from each paycheck. More than four changes in any category will cost an extra $2 per transaction. In addition, a $6 charge will be applied for transactions made through a service representative if these transactions can be made through the automated voice response system (VRS). Participants are not charged for using a service representative to help with transactions that cannot be handled through VRS. If a participant has one or more investments in the Mutual Fund Window (the Window), there is a $1.50 per month maintenance charge and a $2.00 fee per transaction within the Window.

  The following changes will affect Plan participants during 1996:

  Effective January 1, 1996, participants will be allowed to defer a larger percent of their compensation through contributions to the Plan. Participants may contribute up to 15% of their eligible compensation to the Plan on a before-tax basis. The former before-tax limit was 12%.

  Effective April 1, 1996, the BellSouth Management Savings and Employee Stock Ownership Plan and the BellSouth Enterprises Retirement Savings Plan will be merged into a single plan called the BellSouth Retirement Savings Plan (BRSP). Some of the highlights of the BRSP are as follows:

  . Employees will be eligible to participate in the BRSP upon attaining age
    21 with six months of employment service.

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

1. PLAN DESCRIPTION (CONTINUED)--

  . Participants' company matching contributions will be immediately vested.

  . The majority of former RSP companies' matching contributions will be made in the form of BellSouth stock invested in a Leveraged Employee Stock Ownership Plan (LESOP), a part of the newly formed BRSP. Prior to the formation of the BRSP, company matching contributions were in the form of BellSouth stock invested in the RSP BellSouth Stock Fund.

  . Participants will be eligible to receive a Company match on 6% of their before-tax and after-tax contributions.

  Effective July 1, 1996, investments in the newly formed BRSP will be valued on a daily basis. Prior to that date investments were valued on a monthly basis. In connection with daily valuation, investments in mutual funds will no longer be required to be made through the Window. Beginning July 1, 1996, participants will be allowed to make direct contributions into the offered mutual funds which will be considered core funds.

  Effective July 1, 1996, participants will have a new investment option to which they can direct their contributions. The Fidelity Growth and Income Fund is an active, large capitalization growth and income stock mutual fund. The fund's investment objective is to seek high total return through a combination of current income and capital appreciation. The fund expects to invest the majority of its assets in domestic and foreign equity securities.

  The annual administrative fee per participant will be $2.20 per month for the first six months of 1996 and $2.26 for the last six months of 1996 totaling $26.76 for the calendar year 1996. This represents an increase of $4.76 over the 1995 annual fee of $22. This fee will pay for up to four fund transfers, four changes in how participant contributions are invested and four changes in the percent contributed from each paycheck. More than four changes in any of the above categories will cost an extra $2 per transaction. In addition, a $6 charge will be applied for transactions made through a service representative if these transactions can be made through the automated VRS. From January 1, 1996 through June 30, 1996, if a participant has one or more investments in the Window there is a $1.50 per month maintenance charge and a $2.00 fee per transaction within the Window. Beginning July 1, 1996, there will no longer be a fee associated with mutual fund investments, although, a $2 charge will be applied for changes that exceed four, as discussed above.

  Bankers Trust Company is the Trustee for the Master Savings Trust. Bankers Trust Company is also the recordkeeper and service center provider for the Plan.

2. ACCOUNTING POLICIES

  The financial statements of the Plan have been prepared in accordance with generally accepted accounting principles. Such financial statements include estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the amounts of revenues and expenses. Actual results could differ from those estimates. Certain amounts in prior period financial statements have been reclassified to conform to the current year's presentation.

  With respect to the Statement of Changes in Net Assets Available for Plan Benefits for the years presented, Allocated Share of Trust Investment Activities includes net appreciation/(depreciation) in fair value of investments which represents the sum of realized gains, net of realized losses and the net change in unrealized appreciation/(depreciation) on the investments.

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

2. ACCOUNTING POLICIES (CONTINUED)--

  The values of investments in the Master Savings Trust are determined as follows:

    Shares of BellSouth common stock and other securities listed on a national stock exchange are valued on the basis of the closing price per share on December 31, 1995 and December 31, 1994, as reported on the New York Stock Exchange composite tape or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made;

    Over-the-counter securities and government obligations are valued based on the bid prices on December 31, 1995 and 1994 from published sources where available and, if not available, from other sources considered reliable; and

    Contracts with insurance companies are valued at principal plus reinvested interest.

  Purchases and sales of securities are reflected as of the trade date.

  Realized gains and losses on sales of investments are determined on the basis of average cost.

  Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

3. UNITS OF THE PLAN (WHOLE DOLLARS)--

  Participants in the Plan can invest their contributions among five core funds; BellSouth Stock Fund, Bond Fund, Indexed Stock Fund, Interest Income Fund and the Balanced Fund. The interest of a participant in each type of investment of the Plan is represented by units as described in Section 8 of the Plan. The units of each fund of the Plan were reunitized or restated on January 1, 1994 except for the Balanced Fund which was a new investment option at that date. Each fund was given a "new start" beginning with a unit value of $1.000000. At the same date the number of units credited to the participants' accounts was increased, so that the number of units owned equaled the dollar amount invested.

  The number and value of units as of December 31, 1995 and December 31, 1994 were as follows:

                               DECEMBER 31, 1995              DECEMBER 31, 1994
                         ------------------------------ ------------------------------
TYPE OF INVESTMENT       NUMBER OF UNITS VALUE PER UNIT NUMBER OF UNITS VALUE PER UNIT
- ------------------       --------------- -------------- --------------- --------------
BellSouth Stock Fund....   83,847,428       $1.6271       83,809,730       $ .9799
Bond Fund...............   12,687,483        1.1512       13,181,347        1.0024
Indexed Stock Fund......   59,597,856        1.3904       54,080,046        1.0124
Interest Income Fund....   63,135,202        1.1423       60,231,228        1.0694
Balanced Fund...........    3,424,459        1.2551        1,659,372         .9702

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
3. UNITS OF THE PLAN (CONTINUED)--

  The number and value of units by month for each fund during 1995 were as follows:

                       BELLSOUTH STOCK                          INDEXED STOCK      INTEREST INCOME
                            FUND              BOND FUND             FUND                FUND           BALANCED FUND
                     ------------------- ------------------- ------------------- ------------------- ------------------
                       NUMBER    VALUE     NUMBER    VALUE     NUMBER    VALUE     NUMBER    VALUE    NUMBER    VALUE
        1995          OF UNITS  PER UNIT  OF UNITS  PER UNIT  OF UNITS  PER UNIT  OF UNITS  PER UNIT OF UNITS  PER UNIT
        ----         ---------- -------- ---------- -------- ---------- -------- ---------- -------- --------- --------
January............. 80,698,141 1.078408 12,949,536 1.019665 53,851,650 1.038989 63,632,311 1.075578 1,577,300 0.992864
February............ 81,321,704 1.072154 12,954,506 1.038670 54,213,168 1.079856 64,258,703 1.081083 1,599,231 1.023949
March............... 81,005,213 1.083396 12,796,271 1.044917 55,095,297 1.111654 65,608,068 1.087167 1,794,842 1.045981
April............... 80,087,345 1.125450 12,856,932 1.056714 55,292,607 1.144244 67,439,747 1.093103 1,868,189 1.072089
May................. 80,443,402 1.125799 12,743,688 1.088812 55,660,102 1.189697 67,619,310 1.099243 2,049,763 1.110182
June................ 79,937,143 1.169254 12,962,587 1.096482 56,776,423 1.216581 68,435,198 1.105314 2,113,736 1.128489
July................ 79,135,594 1.260906 12,867,439 1.096421 57,630,973 1.256071 69,050,277 1.111459 2,312,551 1.155206
August.............. 79,681,808 1.279478 12,843,143 1.106190 57,770,318 1.259916 68,997,312 1.117538 2,434,554 1.162737
September........... 81,366,022 1.360702 12,781,508 1.114523 58,269,232 1.310526 66,650,671 1.123514 2,777,053 1.192495
October............. 82,224,730 1.434636 12,701,914 1.127017 58,311,330 1.306407 65,362,304 1.129887 2,904,692 1.197048
November............ 82,945,715 1.456638 12,699,982 1.139079 58,633,149 1.364372 64,414,703 1.135932 2,961,692 1.235949
December............ 83,847,428 1.627080 12,687,483 1.151248 59,597,856 1.390365 63,135,202 1.142298 3,424,459 1.255084

  The net asset values by month for each fund included in the Mutual Fund Window were as follows:

                            DFA        DFA U.S.      DFA U.S.     20TH CENTURY
               BERGER  INTERNATIONAL   LARGE CAP     SMALL CAP       GROWTH
 1995         100 FUND VALUE II FUND VALUE II FUND VALUE II FUND INVESTORS FUND
 ----         -------- ------------- ------------- ------------- --------------
January......  $15.25     $ 9.14        $ 9.77        $ 9.83         $18.41
February.....  $15.58     $ 9.12        $10.31        $10.17         $19.04
March........  $15.94     $ 9.65        $10.46        $10.29         $19.86
April........  $16.20     $ 9.95        $10.83        $10.65         $20.61
May..........  $16.39     $ 9.89        $11.38        $10.94         $21.26
June.........  $17.23     $ 9.78        $11.62        $11.37         $22.26
July.........  $18.08     $10.33        $12.12        $11.98         $23.39
August.......  $18.43     $ 9.97        $12.47        $12.36         $23.84
September....  $18.89     $10.03        $12.89        $12.50         $24.61
October......  $18.28     $ 9.83        $12.36        $11.89         $23.88
November.....  $18.70     $ 9.95        $12.72        $12.13         $23.64
December.....  $18.10     $10.42        $12.77        $12.29         $19.39

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

3. UNITS OF THE PLAN (CONTINUED)--

  At December 31, 1995, the number of participants currently contributing to the Plan by investment direction as described in Section 7 of the Plan was as follows:

                                                                       NO.
                          FUND DESCRIPTION                         PARTICIPANTS
                          ----------------                         ------------
   Entirely in BellSouth Stock Fund...............................    1,213
   Entirely in Indexed Stock Fund.................................      682
   Entirely in Interest Income Fund...............................      537
   Equally in BellSouth Stock Fund and Bond Fund..................      118
   Equally in BellSouth Stock Fund and Indexed Stock Fund.........      541
   Equally in BellSouth Stock Fund and Interest Income Fund.......      361
   Equally in Bond Fund and Indexed Stock Fund....................      113
   Equally in Indexed Stock Fund and Interest Income Fund.........      283
   Equally in BellSouth Stock Fund, Indexed Stock Fund and
    Interest Income Fund..........................................      118
   Various Fund combinations*.....................................    2,351
                                                                      -----
     Total Participants...........................................    6,317
                                                                      =====

- --------
* Includes all other investment directions having less than 100 participants.

Participants cannot make contributions directly to the Mutual Fund Window. Mutual Fund Window investments are made via transfer from contributions made to the five core funds.

4. TAX STATUS

  On March 17, 1995, the Plan, which has been amended and restated, was submitted to the Internal Revenue Service for an initial favorable determination letter, that the Plan and related trust meet the requirements of
Section 401(a) of the Internal Revenue Code of 1986, as amended (the Code), and is exempt from Federal Income Taxes under Section 501(a) of the Code. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

  For information on the Federal income tax effects on the employee with respect to the Plan, participants should refer to the Plan Prospectus.

5. CONTRIBUTIONS

  Participant contributions to the Plan are accrued based upon authorized before-tax basic and supplemental and after-tax contributions. An eligible employee may authorize a before-tax basic maximum contribution of 6% of compensation. A before-tax supplemental contribution of not more than 6% of compensation may be authorized by participants electing the maximum 6% before-tax basic contribution. No more than 15% could be contributed on an after-tax basis. Total before-tax and after-tax contributions may not exceed 15% of compensation. Effective January 1, 1996, participants may contribute up to 15% of the eligible compensation to the plan on a before-tax basis.

  The employing company makes contributions in respect of the first 6% of each participant's before-tax contribution. For the year ending December 31, 1995, employing company contributions were accrued based on amounts equal to 100% of the first 2% of participants' compensation contributed and on amounts equal to 25%

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

5. CONTRIBUTIONS (CONTINUED)--

of the next 4% of participants' compensation contributed for employees of Mobile Communications Corporation of America, BellSouth Network Solutions, Inc., RAM Mobile Data USA Limited Partnership, RAM Communications Consultants, Inc., RAM/BSE Communications LP and Stevens Graphics, Inc.

  L.M. Berry and Company, Sunlink Corporation, Intelligent Media Ventures, Inc., BellSouth Resources, Inc. and BellSouth Asia-Pacific Enterprises, Inc. accrued their employing company contributions based on 50% of the next 4% of participants' compensation contributed.

  BellSouth Cellular Corporation, BellSouth Mobile Data, Inc., BellSouth International, Inc., BellSouth Information Systems, Inc., American Cellular Communications Corporation, BellSouth Wireless, Inc., BellSouth Cellular National Marketing, Inc. and BellSouth Personal Communications, Inc. accrued their 1995 employing company contributions based on 70% of the next 4% of participants' compensation contributed for the calendar year ending December 31, 1995.

  BellSouth Advertising and Publishing Corporation accrued its 1995 employing company contributions based on 70% and 38% of the next 4% of participants' compensation contributed for January 1 through March 31 and April 1 through December 31, respectively.

  Through 1995, employing company contributions were allocated entirely to the BellSouth Stock Fund. Employing company contributions reflect reductions for forfeited contributions as described in the Plan document. Beginning in 1996, the Company match will be made in BellSouth stock but this stock will be invested in a LESOP as required under the provisions of the BRSP.

  Profit sharing contributions in the amount of $2,083.0, $141.1 and $903.0 were made by employing companies to eligible participants for the years ended December 31, 1995, 1994 and 1993, respectively.

  Currently, company contributions to the Plan vest upon a participant's completion of 3 years of vesting service. One year of vesting service is earned upon a participant's completion of 1,000 work hours during any year. Effective April 1, 1996, company matching contributions will immediately vest in accordance with the provisions of the BRSP. Existing Plan company matching accounts of employees on April 1 will also become fully vested on such date.

  Effective January 1, 1994, contributions previously made to the Plan by certain employees of BellSouth Enterprises headquarters were transferred to the BellSouth Management Savings and Employee Stock Ownership Plan and the BellSouth Savings and Security Plan. Effective April 1, 1996, the Plan will be merged with the BellSouth Management Savings and Employee Stock Ownership Plan to create the BRSP. Therefore, all contributions to the former plans will be included in the BRSP.

6. TERMINATION PRIORITIES

  BellSouth intends to continue the Plan indefinitely but reserves the right to terminate or amend it. As previously disclosed, the Plan will be merged with the BellSouth Management Savings and Employee Stock Ownership Plan into a single plan called the BellSouth Retirement Savings Plan. This merger does not constitute a termination of the Plan. In the event the Plan is terminated, subject to conditions set forth in the Employee Retirement Income Security Act of 1974, as amended, participants will receive written notification of plan termination at least 30 days in advance. The Plan provides that the net assets will be distributed to participating employees in an amount equal to their respective interests in such assets.

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

7. PLAN EXPENSES

  Investment manager fees are paid by the Master Savings Trust. Investment manager fees included in allocated share of Trust investment activities in the 1995 Statement of Changes in Net Assets were $33.3, $18.6, $33.4 and $3.1 for the Bond Fund, Indexed Stock Fund, Interest Income Fund and Balanced Fund, respectively.

8. MUTUAL FUND WINDOW

  The Mutual Fund Window's net assets available for plan benefits are comprised of the following funds at December 31, 1995:

                                                      DFA        DFA     20TH CENTURY
                                          DFA      U.S. LARGE U.S. SMALL   GROWTH     MUTUAL
                          BERGER 100 INTERNATIONAL CAP VALUE  CAPVALUE    INVESTORS    FUND
                             FUND    VALUE II FUND  II FUND    II FUND       FUND     WINDOW
                          ---------- ------------- ---------- ---------- ------------ -------
         ASSETS
Allocated share of trust
 net assets.............    $3,891      $2,316        $589      $2,214      $1,400    $10,410
Allotments and
 contributions
 receivable.............       --          --          --          --          --         --
Fund, BellSouth Savings
 and Security Plan,
 BellSouth Management
 Savings and Employee
 Stock Ownership Plan
 and other transfers
 receivable--net........       100         136          11         101          38        386
                            ------      ------        ----      ------      ------    -------
    Total Assets........     3,991       2,452         600       2,315       1,438     10,796
                            ------      ------        ----      ------      ------    -------
      LIABILITIES
Distributions payable...         9           6         --            5         --          20
Fund, BellSouth Savings
 and Security Plan,
 BellSouth Management
 Savings and Employee
 Stock Ownership Plan
 and other transfers
 payable--net...........       --          --          --          --          --         --
                            ------      ------        ----      ------      ------    -------
Total liabilities.......         9           6         --            5         --          20
                            ------      ------        ----      ------      ------    -------
Net Assets Available for
 Plan Benefits..........    $3,982      $2,446        $600      $2,310      $1,438    $10,776
                            ======      ======        ====      ======      ======    =======

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

8. MUTUAL FUND WINDOW (CONTINUED)--

  The Mutual Fund Window's net assets available for plan benefits are comprised of the following funds at December 31, 1994:

                                                      DFA        DFA     20TH CENTURY
                                          DFA      U.S. LARGE U.S. SMALL   GROWTH     MUTUAL
                          BERGER 100 INTERNATIONAL CAP VALUE   CAPVALUE   INVESTORS    FUND
                             FUND    VALUE II FUND  II FUND    II FUND       FUND     WINDOW
                          ---------- ------------- ---------- ---------- ------------ ------
         ASSETS
Allocated share of trust
 net assets.............    $1,764      $1,257        $153      $1,113       $482     $4,769
Allotments and
 contributions
 receivable.............       --          --          --          --         --         --
Fund, BellSouth Savings
 and Security Plan,
 BellSouth Management
 Savings and Employee
 Stock Ownership Plan
 and other transfers
 receivable--net........        91         112         --          105         35        343
                            ------      ------        ----      ------       ----     ------
    Total Assets........     1,855       1,369         153       1,218        517      5,112
                            ------      ------        ----      ------       ----     ------
      LIABILITIES
Distributions payable...        28           3         --           16          8         55
Fund, BellSouth Savings
 and Security Plan,
 BellSouth Management
 Savings and Employee
 Stock Ownership Plan
 and other transfers
 payable--net...........       --          --          --          --         --         --
                            ------      ------        ----      ------       ----     ------
Total liabilities.......        28           3         --           16          8         55
                            ------      ------        ----      ------       ----     ------
Net Assets Available for
 Plan Benefits..........    $1,827      $1,366        $153      $1,202       $509     $5,057
                            ======      ======        ====      ======       ====     ======

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

8. MUTUAL FUND WINDOW (CONTINUED)--

  The Mutual Fund Window's changes in net assets available for plan benefits are comprised of the following funds for the year ended December 31, 1995:

                                         DFA           DFA            DFA         20TH CENTURY   MUTUAL FUND
                           BERGER   INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   WINDOW
                           100 FUND VALUE II FUND VALUE II FUND  VALUE II FUND        FUND          TOTAL
                          --------- ------------- -------------- -------------- ---------------- -----------
Net Assets Available for
 Plan Benefits, December
 31, 1994...............   $1,827      $1,366          $153          $1,202          $  509        $ 5,057
                           ------      ------          ----          ------          ------        -------
Employee Contributions..      --          --            --              --              --             --
Employing company
 contributions..........      --          --            --              --              --             --
Transfer of participant
 balances--net..........    1,691         898           378             757             806          4,530
                           ------      ------          ----          ------          ------        -------
Total Allotments,
 Contributions,
 Allocations and
 Transfers..............    1,691         898           378             757             806          4,530
Allocated share of Trust
 investment activities..      464         185            69             351             123          1,192
                           ------      ------          ----          ------          ------        -------
Total Additions.........    2,155       1,083           447           1,108             929          5,722
Less: Distributions to
    Participants........      --            3           --              --              --               3
                           ------      ------          ----          ------          ------        -------
Net Assets Available for
 Plan Benefits, December
 31, 1995...............   $3,982      $2,446          $600          $2,310          $1,438        $10,776
                           ======      ======          ====          ======          ======        =======

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

8. MUTUAL FUND WINDOW (CONTINUED)--

  The Mutual Fund Window's changes in net assets available for plan benefits are comprised of the following funds for the year ended December 31, 1994:

                                         DFA           DFA            DFA         20TH CENTURY   MUTUAL FUND
                           BERGER   INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   WINDOW
                           100 FUND VALUE II FUND VALUE II FUND  VALUE II FUND        FUND          TOTAL
                          --------- ------------- -------------- -------------- ---------------- -----------
Net Assets Available for
 Plan Benefits, December
 31, 1993...............   $  --       $  --           $--           $  --            $--          $  --
                           ------      ------          ----          ------           ----         ------
Employee Contributions..      --          --            --              --             --             --
Employing company
 contributions..........      --          --            --              --             --             --
Transfer of participant
 balances--net..........    1,855       1,369           153           1,218            517          5,112
                           ------      ------          ----          ------           ----         ------
Total Allotments,
 Contributions,
 Allocations and
 Transfers..............    1,855       1,369           153           1,218            517          5,112
Allocated share of Trust
 investment activities..      --          --            --              --             --             --
                           ------      ------          ----          ------           ----         ------
Total Additions.........    1,855       1,369           153           1,218            517          5,112
Less: Distributions to
    Participants........       28           3           --               16              8             55
                           ------      ------          ----          ------           ----         ------
Net Assets Available for
 Plan Benefits, December
 31, 1994...............   $1,827      $1,366          $153          $1,202           $509         $5,057
                           ======      ======          ====          ======           ====         ======

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST

  The assets of the Plan are held in the Master Savings Trust and are commingled with the assets of the BellSouth Management Savings and Employee Stock Ownership Plan and the assets of the BellSouth Savings and Security Plan. The assets of the BellSouth Employee Stock Ownership Plan (PAYSOP) are held in a sub-trust of the Master Savings Trust. This sub-trust is not included in the following Master Savings Trust information.

  The Plan's allocated share of the total net assets of all funds in the Master Savings Trust at December 31, 1995 and 1994 was 7.5864% and 7.0580%, respectively. The Plan's allocated share of the net assets of each fund in the Master Savings Trust at December 31, 1995 and 1994 was as follows:

                                                               1995      1994
                                                             --------- ---------
   BellSouth Stock Fund.....................................  5.90182%  5.22193%
   Bond Fund................................................ 10.68205%  9.67320%
   Indexed Stock Fund....................................... 13.72187% 13.05298%
   Interest Income Fund..................................... 6.524915%  6.35060%
   Loan Fund................................................ 12.57449% 12.19202%
   Balanced Fund............................................  8.54808%  5.82940%
   Mutual Fund Window....................................... 11.82830% 11.93964%

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  The financial position of the Master Savings Trust at December 31, 1995 and 1994 was as follows:

                                                             1995       1994
                                                          ---------- ----------
Assets: Investment at value:
 BellSouth Stock Fund:
  BellSouth common shares................................ $2,216,148 $1,396,036
  Temporary cash investments.............................     33,313     44,436
 Bond Fund:
  Securities.............................................    139,775    136,669
  Temporary cash investments.............................      2,302      2,282
 Indexed Stock Fund:
  Equity Index Fund......................................    630,335    426,228
  Temporary cash investments.............................      3,035     13,684
 Interest Income Fund:
  Contracts..............................................  1,182,614  1,047,899
  Temporary cash investments.............................     14,514     37,529
 Loan Fund:
  Loans to participants..................................     59,432     47,581
  Temporary cash investments.............................         39         37
 Balanced Fund:
  Securities.............................................     36,043     20,094
  Temporary cash investments.............................     28,185     15,760
 Mutual Fund Window:
  Berger 100 Fund........................................     34,304     18,745
  DFA International Value II Fund........................     16,020      8,225
  DFA U.S. Large Cap Value II Fund.......................      7,801      1,419
  DFA U.S. Small Cap Value II Fund.......................     15,151      6,490
  20th Century Growth Investors Fund.....................     12,920      4,839
  Temporary cash investments.............................      1,800        227
 Distributable shares....................................      3,004      3,916
 Dividends and interest income receivable................      2,516      3,716
 Receivable for investments sold.........................      4,752     42,196
 Loan repayment receivable...............................        --         487
 Variation margin receivable.............................         33         41
                                                          ---------- ----------
                                                          $4,444,036 $3,278,536
 Liabilities:
  Payable for investments purchased......................      4,741     52,824
  Variation margin payable...............................        --          20
  Administrative fees payable............................        648      1,362
                                                          ---------- ----------
Allocated share of trust net assets (excluding ESOP
 Trusts).................................................  4,438,647  3,224,330
Investment in ESOP Trusts:
 BellSouth shares of common stock allocated to partici-
  pants..................................................    773,185    415,616
 Distributable shares....................................        845        732
 BellSouth common shares held for future allocation......    871,871    597,525
 Temporary cash investments..............................     65,498     37,074
                                                          ---------- ----------
Total investments........................................  6,150,046  4,275,277
Liabilities:
 Payable for investments purchased.......................     19,031        --
 Notes payable...........................................    647,311    693,900
                                                          ---------- ----------
   Trust net assets...................................... $5,483,704 $3,581,377
                                                          ========== ==========
Investments at cost...................................... $4,091,362 $3,809,323
                                                          ========== ==========

  Distributions payable in shares at year end are reclassed from BellSouth common shares and ESOP--BellSouth common shares held for future allocation to the respective "Distributable Shares" line.

  See Item 27a, BellSouth Master Savings Trust Schedule of Assets Held for Investment purposes.

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  Assets in the BellSouth Stock Fund, Bond Fund and Indexed Stock Fund are invested in securities which fluctuate in market value, and the values of the units fluctuate as of the end of each month.

  Assets in the Interest Income Fund are invested in a number of investment contracts with diversified groups of high quality financial institutions. The value of the Interest Income Fund is based upon the principal invested and the interest credited, and the value of the units should increase as of the end of each month. Some of these contracts are unsecured, general obligations of such companies. Their security is subject to the ability of the insurance companies or other financial institutions to repay their debts generally as they come due. Other contracts are backed specifically by high quality, fixed income assets. Therefore, many of the new investment contracts have the underlying assets held in a separate account of an insurance company or in a trust fund. These assets are protected from the general creditors of the contract issuer.

  The contracts held by the Trust in the Interest Income Fund are considered fully benefit-responsive in accordance with AICPA Statement of Position 94-4. A fully benefit-responsive investment contract provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans or hardship withdrawals initiated by plan participants exercising their rights to withdraw, borrow or transfer funds under the terms of the ongoing plan. The fair value of these investment contracts as of December 31, 1995 was $1,202,906.

  The crediting interest rate at December 31, 1995 and 1994, was 6.75% and 6.92%, respectively. The average yield as of December 31, 1995 and 1994, was 6.82% and 6.95%, respectively. Interest rates are reset on a quarterly, monthly or semi-annual basis, whereby, such rates are reset to move the current book value of these investments toward the projected future market value over the life of the contract.

  In three separate transactions during 1990, the BellSouth Management Savings and Employee Stock Ownership Trust and the BellSouth Savings and Security ESOP Trust (the "ESOP Trusts") issued medium-term notes in the amount of $550 million and $300 million, respectively, to fund the ESOP. Assets held in each investment fund of the Plan, other than the assets held by the ESOP Trusts described below, are unavailable to service the ESOP debt.

  Assets held by the ESOP Trusts are generally unavailable to satisfy claims of holders of debt securities issued by the ESOP Trusts to finance the acquisition of common stock for the benefit of ESOP participants. The debt securities are guaranteed by and are subject to direct recourse against BellSouth. BellSouth contributes to the Trusts an amount necessary, net of ESOP dividends and interest, to service the ESOP loan payments and to purchase any additional shares required to meet the match obligation. Such contributions are subject to the claims of such holders but are held at BellSouth and paid to the ESOP Trust twice yearly to fund, on a same day basis, required payments by the ESOP Trusts on the notes. Such contributions would not remain in the Plan Trusts unless there were a default on the debt securities by the ESOP Trustee after having received the required contributions from BellSouth. Therefore, holders of the debt securities should not rely on the assets of the ESOP Trusts in arriving at an investment decision with respect to the debt securities. For the year ended December 31, 1995, BellSouth made cash contributions to the ESOP Trusts in the amount of $46,589 for the purpose of servicing the guaranteed debt and cash contributions in the amount of $11,979 to purchase additional shares to meet the match obligations and expects to make similar contributions during the life of the Plan.

                 BELLSOUTH ENTERPRISES RETIREMENT SAVINGS PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  A description of each debt issue is as follows:

  BellSouth Management Savings and Employee Stock Ownership Trust:

                   TITLE                      AMOUNT  INTEREST RATE   DUE DATE
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $275,000    9.125%     July 1, 2003
Amortizing Medium-Term Notes, Series A...... $275,000    9.19%      July 1, 2003
                                             --------
  Total..................................... $550,000

  BellSouth Savings and Security ESOP Trust:

                   TITLE                      AMOUNT  INTEREST RATE   DUE DATE
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $300,000    9.125%     July 1, 2003

  Maturities of the ESOP Trusts' long-term debt outstanding at December 31, 1995 are as follows:

                     1996    1997    1998    1999    2000   THEREAFTER  TOTAL
                    ------- ------- ------- ------- ------- ---------- --------
Maturities......... $52,977 $59,898 $67,418 $75,589 $84,470  $306,959  $647,311
                    ======= ======= ======= ======= =======  ========  ========

  Investment activities of the Master Savings Trust are allocated to the Plan based upon the total of each individual plan participant's share of the Master Savings Trust investment activities during the period ended December 31, 1995.

  The Master Savings Trust investment activities for the fiscal year ended December 31, 1995, 1994 and 1993 were as follows:

                                                  1995       1994       1993
                                               ----------  ---------  --------
Investment Activities:
 Dividends on BellSouth Corporation common
  shares...................................... $  123,588  $ 119,486  $118,094
 Interest Income Fund income..................     77,893     69,048    65,950
 Other interest...............................     18,523     12,748    11,917
 Net change in unrealized
  appreciation/(depreciation) on investments..  1,581,522   (185,677)  292,122
 Net realized gain on investments.............     62,815     14,693    31,658
 Investment Manager Fees......................     (1,017)      (980)     (973)
                                               ----------  ---------  --------
Net investment activities..................... $1,863,324  $  29,318  $518,768
                                               ==========  =========  ========

                         BELLSOUTH MASTER SAVINGS TRUST

           ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                             (DOLLARS IN THOUSANDS)

                                                        DECEMBER 31, 1995
                                                 --------------------------------
                                                 NUMBER OF
                                                 SHARES OR
                                                 PRINCIPAL              CARRYING
       NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT      COST      VALUE
       ---------------------------------         ---------- ---------- ----------
                              BELLSOUTH STOCK FUND
SHARES OF BELLSOUTH COMMON STOCK*--98.5%........     51,015 $1,074,057 $2,219,152
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--1.5%................     18,374     33,127     33,313
                                                            ---------- ----------
  Total BellSouth Stock Fund--100%..............            $1,107,184 $2,252,465
                                                            ---------- ----------

                                   BOND FUND
U.S. GOVERNMENT TREASURY NOTES--41.0%
 U.S. Treasury Notes, 7.625%, 05/31/96.......... $    3,500 $    3,809 $    3,532
 U.S. Treasury Notes, 7.875%, 06/30/96.......... $    2,000      2,012      2,025
 U.S. Treasury Notes, 7.250%, 08/31/96.......... $    6,750      6,835      6,832
 U.S. Treasury Notes, 6.750%, 05/31/97.......... $    2,500      2,545      2,552
 U.S. Treasury Notes, 7.375%, 11/15/97.......... $    9,525      9,861      9,885
 U.S. Treasury Notes, 7.250%, 11/30/96.......... $   13,750     14,061     13,984
 U.S. Treasury Notes, 7.500%, 12/31/96.......... $    6,450      6,592      6,591
 U.S. Treasury Notes, 8.875%, 11/15/97.......... $    2,500      2,654      2,661
 U.S. Treasury Notes, 8.875%, 11/15/98.......... $    2,200      2,397      2,409
 U.S. Treasury Notes, 8.000%, 10/15/96.......... $    2,700      2,796      2,756
 U.S. Treasury Notes, 8.000%, 01/15/97.......... $      725        743        745
 U.S. Treasury Notes, 8.500%, 04/15/97.......... $    4,050      4,215      4,213
                                                            ---------- ----------
                                                            $   58,520 $   58,185
                                                            ---------- ----------
U.S. GOVERNMENT TREASURY BONDS--28.7%
 U.S. Treasury Bonds, 11.625%, 11/15/04......... $    5,400 $    7,188 $    7,641
 U.S. Treasury Bonds, 9.375%, 02/15/06.......... $   11,000     12,334     14,137
 U.S. Treasury Bonds, 7.250%, 05/15/16.......... $   11,450     10,893     13,074
 U.S. Treasury Bonds, 7.500%, 11/15/06.......... $    1,000      1,053      1,173
 U.S. Treasury Bonds, 8.125%, 08/15/19.......... $    3,750      4,223      4,715
                                                            ---------- ----------
                                                            $   35,691 $   40,740
                                                            ---------- ----------
FEDERAL AGENCY OBLIGATIONS--2.0%
 Federal Natl. Mtg. Assn., 6.06%, 10/02/97...... $    1,450 $    1,452 $    1,457
 Federal Home Ln, Bks., 5.860%, 10/24/96........ $    1,425      1,424      1,423
                                                            ---------- ----------
                                                            $    2,876 $    2,880
                                                            ---------- ----------
DOMESTIC CORPORATE OBLIGATIONS--26.7%
 Cleveland Elec. Illum. Co.
  9.100%, 07/22/96.............................. $      400 $      430 $      404
 Cleveland Elec. Illum. Co.
  9.450%, 12/01/97.............................. $    1,000      1,091      1,037
 Cleveland Elec. Illum. Co.
  8.700%, 06/03/96.............................. $    4,600      4,798      4,625

                         BELLSOUTH MASTER SAVINGS TRUST

                             (DOLLARS IN THOUSANDS)

                                                                       DECEMBER 31, 1995
                                                                 --------------------------------
                                                                 NUMBER OF
                                                                 SHARES OR
                                                                 PRINCIPAL              CARRYING
     NAME OF ISSUER AND TITLE OF ISSUE                             AMOUNT      COST      VALUE
     ---------------------------------                           ---------- ---------- ----------
                                    BOND-FUND--(CONTINUED)
DOMESTIC CORPORATE OBLIGATIONS--26.7%--(CONTINUED)
 Commonwealth Edison Co.
  9.010%, 08/01/96...........................................   $    1,000 $    1,056 $    1,014
 Commonwealth Edison Co.
  8.920%, 08/15/96...........................................   $    1,000      1,005      1,015
 Houston Inds. Inc.
  7.250%, 12/01/96...........................................   $    1,500      1,500      1,519
 Illinois Pwr. Co.
  9.250%, 12/16/96...........................................   $    2,000      2,085      2,063
 Pacificorp Secd.
  8.690%, 07/16/96...........................................   $    2,000      2,000      2,030
 Pennsylvania Elec. Co. Secd.
  7.450%, 10/28/96...........................................   $    1,000      1,000      1,015
 Virginia Elec. & Pwr. Co.
  8.200%, 08/15/96...........................................   $    1,000      1,037      1,015
 AMR Corp Del.-
  7.470%, 01/28/97...........................................   $    1,000      1,014      1,013
 Commonwealth Edison Co.
  9.050%, 08/01/96...........................................   $    1,000      1,080      1,014
 Long Island Ltg. Co.
  8.750%, 05/01/96...........................................   $    3,450      3,521      3,492
 Salomon Inc.
  7.300%, 06/11/96...........................................   $    2,600      2,604      2,613
 USX-Marathon Group Inc.
  8.875%, 09/15/97...........................................   $    1,000        998      1,048
 Cigna Corp.
  8.000%, 09/01/96...........................................   $    1,000      1,001      1,013
 Chrysler Finl. Corp.
  6.000%, 04/15/96...........................................   $    2,000      2,058      2,001
 Chrysler Finl. Corp.
  8.125%, 12/15/96...........................................   $    1,000      1,024      1,023
 Ford Motor Credit Co.
  8.625%, 04/15/96...........................................   $    2,500      2,744      2,519
 General Mtr. Accep. Corp.
  7.250%, 02/15/96...........................................   $    2,500      2,623      2,504
 General Mtr. Accep. Corp.
  6.300%, 02/02/96...........................................   $      700        720        700
 General Mtr. Accep. Corp.
  8.250%, 08/01/96...........................................   $    3,250      3,245      3,293
                                                                           ---------- ----------
                                                                           $   38,634 $   37,970
                                                                           ---------- ----------
TEMPORARY CASH INVESTMENTS--1.6%.............................   $    1,270 $    2,299 $    2,302
                                                                           ---------- ----------
  Total Bond Fund--100.0%....................................              $  138,020 $  142,077
                                                                           ---------- ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                             (DOLLARS IN THOUSANDS)

                                                                                     DECEMBER 31, 1995
                                                                               --------------------------------
                                                                               NUMBER OF
                                                                               SHARES OR
                                                                               PRINCIPAL              CARRYING
      NAME OF ISSUER AND TITLE OF ISSUE                                          AMOUNT      COST      VALUE
      ---------------------------------                                        ---------- ---------- ----------
INDEXED STOCK FUND
BANKERS TRUST PYRAMID CASH PLUS FUND--0.5%..................................        1,674 $    3,033 $    3,034
                                                                                          ---------- ----------
BANKERS TRUST PYRAMID EQUITY INDEX FUND*--
 99.5%......................................................................          456 $  362,410 $  630,335
                                                                                          ---------- ----------
    Total Indexed Stock Fund--100.0%........................................              $  365,443 $  633,369
                                                                                          ---------- ----------

                              INTEREST INCOME FUND

ANNUITY CONTRACTS WITH INSURANCE COMPANIES--
 98.8%+
 Aetna Life Insurance Company
  (7.49%-9.81%).............................................................   $   83,772 $   83,773 $   83,773
 Allstate Life Insurance Company
  (5.74%)...................................................................   $   11,481     11,481     11,481
 BT Basic
  (6.21%)...................................................................   $  104,834    104,834    104,834
 CDC Investment Management Corp.
  (4.906%-7.61%)............................................................   $   79,835     79,835     79,835
 Commonwealth Life Insurance Co.
  (9.37%)...................................................................   $    1,146      1,146      1,146
 Hartford Life
  (8.70%)...................................................................   $   14,863     14,863     14,863
 John Hancock Mutual Life
  (7.13%-7.71%).............................................................   $  122,980    122,980    122,980
 Massachusetts Mutual
  (9.70%)...................................................................   $   59,596     59,596     59,596
 Metropolitan Life Insurance Co.
  (5.79%-8.75%).............................................................   $  109,884    109,884    109,884
 Mutual Benefit Life Insurance Co.
  (3.50%-5.10%).............................................................   $    3,334      3,334      3,334
 New York Life Insurance Co.
  (5.39%-8.45%).............................................................   $   65,351     65,351     65,351
 Pacific Mutual Life
  (9.39%)...................................................................   $   32,847     32,847     32,847
 Peoples Security Life Insurance Co.
  (5.03%-8.57%).............................................................   $  118,848    118,848    118,848
 Provident National
  (5.13%-8.53%).............................................................   $  137,453    137,453    137,453
 Prudential Insurance Company of America
  (8.10%-9.35%).............................................................   $   25,017     25,017     25,017
 Rabobank Nederland
  (6.17%-7.62%).............................................................   $   61,103     61,103     61,103
 State Mutual Life
  (8.86%)...................................................................   $   10,645     10,645     10,645

                         BELLSOUTH MASTER SAVINGS TRUST

                             (DOLLARS IN THOUSANDS)

                                                                                      DECEMBER 31, 1995
                                                                               -------------------------------
                                                                               NUMBER OF
                                                                               SHARES OR
                                                                               PRINCIPAL             CARRYING
                 NAME OF ISSUER AND TITLE OF ISSUE                              AMOUNT      COST      VALUE
                 ---------------------------------                             --------- ---------- ----------
                                   INTEREST INCOME FUND--(CONTINUED)
 Sun Life Association, Canada
  (5.78%-5.79%)............................................................... $22,714  $   22,714 $   22,714
 TransAmerican Life & Annuity
  (7.54%)..................................................................... $62,314      62,314     62,314
 Union Bank of Switzerland
  (7.28%-8.29%)............................................................... $54,596      54,596     54,596
                                                                                        ---------- ----------
                                                                                        $1,182,614 $1,182,614
                                                                                        ---------- ----------
TEMPORARY CASH INVESTMENTS--1.2%.............................................. $14,514  $   14,514 $   14,514
                                                                                        ---------- ----------
  Total Interest Income Fund--100%............................................          $1,197,128 $1,197,128
                                                                                        ---------- ----------

                                             LOAN FUND
LOANS TO PARTICIPANTS--99.9%.................................................. $59,432  $   59,432 $   59,432
                                                                                        ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.............................................. $    39  $       39 $       39
                                                                                        ---------- ----------
  Total Loan Fund--100.0%.....................................................          $   59,471 $   59,471
                                                                                        ---------- ----------

                                          BALANCED FUND
TEMPORARY CASH INVESTMENTS--43.9%............................................. $15,546  $   27,636 $   28,186
                                                                                        ---------- ----------
U.S. TREASURY BILL, EXP. 01/11/96--0.8%....................................... $   560  $      532 $      532
                                                                                        ---------- ----------
CORPORATE OBLIGATIONS--18.7%.................................................. $ 6,771  $   10,360 $   11,978
                                                                                        ---------- ----------
BT EQUITY INDEX FUND--36.6%................................................... $    17  $   17,193 $   23,532
                                                                                        ---------- ----------
  Total Balanced Fund--100.0%.................................................          $   55,721 $   64,228
                                                                                        ---------- ----------

                                   EMPLOYEE STOCK OWNERSHIP PLAN
SHARES OF BELLSOUTH COMMON STOCK*--96.2%......................................  37,837  $1,021,227 $1,645,900
                                                                                        ---------- ----------
TEMPORARY CASH INVESTMENTS--3.8%..............................................  36,125  $   63,559 $   65,498
                                                                                        ---------- ----------
  Total Employee Stock Ownership Fund--100.0%.................................          $1,084,786 $1,711,398
                                                                                        ---------- ----------

                                        MUTUAL FUND WINDOW
MUTUAL FUNDS--98.0%
 Berger 100 Fund..............................................................   1,895  $   31,458 $   34,304
 DFA International Value II Fund..............................................   1,537  $   15,240 $   16,020
 DFA U.S. Large Cap Value II Fund.............................................     611  $    7,197 $    7,801
 DFA U.S. Small Cap Value II Fund.............................................   1,233  $   13,402 $   15,151
 20th Century Growth Investors Fund...........................................     666  $   14,513 $   12,920
                                                                                        ---------- ----------
  Total Equity Mutual Funds...................................................          $   81,810 $   86,196
                                                                                        ---------- ----------

                        BELLSOUTH MASTER SAVINGS TRUST

                            (DOLLARS IN THOUSANDS)

                                                                                    DECEMBER 31, 1995
                                                                              -------------------------------
                                                                              NUMBER OF
                                                                              SHARES OR
                                                                              PRINCIPAL             CARRYING
        NAME OF ISSUER AND TITLE OF ISSUE                                      AMOUNT      COST      VALUE
        ---------------------------------                                    --------- ---------- ----------
MUTUAL FUND WINDOW--(CONTINUED)
TEMPORARY CASH INVESTMENTS--2.0%
 BT Pyramid Cash Plus Fund..................................................      79   $      142 $      143
 Cash in Transit............................................................   1,455   $    1,455 $    1,455
 Schwab Retirement Money Fund...............................................     202   $      202 $      202
                                                                                       ---------- ----------
                                                                                       $    1,799 $    1,800
                                                                                       ---------- ----------
   Total Mutual Fund Window--100.0%.........................................           $   83,609 $   87,996
                                                                                       ---------- ----------
  TOTAL INVESTMENTS.........................................................           $4,091,362 $6,148,132
                                                                                       ========== ==========

- --------
NOTES
Percentages represent the percentage of the investments of each fund of the Master Savings Trust.

* Investment represents 5% or more of the Net Assets of the Master Savings
  Trust.
+ The contracts with these insurance companies (interest rates indicated in parentheses) guarantee the repayment of principal and the crediting of interest resulting in a composite effective annual interest rate of 6.82% for the year 1995. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate. The composite interest rate is subject to annual adjustment.